Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form S-4, Amendment No. 1, of our report dated May 20, 2022 relating to the consolidated financial statements of Cend Therapeutics, Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

July 26, 2022